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                                  EXHIBIT 2(A)

                        SPECIMEN COMMON STOCK CERTIFICATE























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NO. 00000                                                                 SHARES


                         LASERMEDIA COMMUNICATIONS CORP.
             INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO

THIS CERTIFIES THAT                                            CUSIP 517938 10 6




is the registered holder of

      FULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL STOCK OF
                        LASERMEDIA COMMUNICATIONS CORP.

transferable only on the books of the Corporation by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

                                     This Certificate is not valid until
                                     countersigned and registered by the
                                     Transfer Agent and

Registrar of the Corporation.


                                     IN WITNESS WHEREOF the Corporation
                                     has caused this Certificate to be
                                     signed by its

duly authorized officers.

                                     DATED

                                        COUNTERSIGNED AND REGISTERED
                                          EQUITY TRANSFER SERVICES INC., TORONTO
                                                  TRANSFER AGENT AND REGISTRAR



     PRESIDENT                  SECRETARY              By:______________________
                                                              AUTHORIZED OFFICER





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THE SHARES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE AT THE PRINCIPAL
OFFICE OF EQUITY TRANSFER SERVICES INC, IN TORONTO































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